Exhibit 10.14
SECURED GUARANTY
This Secured Guaranty Agreement (“Guaranty”) dated as of September 12, 2007, is executed by REAL ESTATE ON THE WEB DBA CONNECTING NEIGHBORS, LLC, a Delaware limited liability company (“CN” or “Guarantor”) and wholly owned subsidiary of Reply! Inc, in favor of ATEL VENTURES, INC. (“Secured Party”), at the request of REPLY! INC., a California corporation, (“Debtor”).
WHEREAS, Secured Party will make a loan (the “Loan”) to Debtor secured by all assets of Debtor, which includes Debtor’s ownership interest in Debtor’s subsidiaries, pursuant to a Master Security Agreement No. REPLX dated as of September 12, 2007 (the “Security Agreement”; which term, “Security Agreement” in this Guaranty includes that certain Promissory Note dated as of September 12, 2007 any and all promissory notes and other agreements now or hereafter executed by Debtor in connection with the Security Agreement between Secured Party and Debtor);
WHEREAS, Guarantor acknowledges that Secured Party would not enter into the Security Agreement or make the Loan pursuant thereto unless Guarantor enters into and delivers this Guaranty;
WHEREAS, Guarantor is a wholly owned subsidiary of Debtor and holds Account No. at LaSalle Bank National Association (the “Account” and “LaSalle,” respectively);
WHEREAS, it is of a business benefit to Guarantor that Secured Party enter into the Loan with Debtor and Guarantor therefore wishes to grant to Secured Party a lien in the Account and guarantee the satisfaction and payment of the Account by entering into that certain Agreement Re: Pledged Accounts among LaSalle, Secured Party, Debtor, and Guarantor the “Account Control Agreement”;
NOW, THEREFORE, to induce Secured Party to enter into the Security Agreement with Debtor, and in consideration of the benefits accruing from the Security Agreement and Loan to Guarantor by virtue of its relationship as a subsidiary of Debtor which stands to benefit from the Loan to its parent, and for other good and valuable consideration, receipt of which is hereby acknowledged, Guarantor agrees:
     1. Creation of Pledge and Security Interest. Guarantor hereby collaterally assigns and pledges to and grants to Secured Party a security interest in the Account and the proceeds thereof to secure Debtor’s performance and payment of its obligations under the Security Agreement (the “Liabilities”). Guarantor agrees to enter into the Account Control Agreement with LaSalle, Secured Party and Debtor in order to perfect Secured Party’s lien in the Account. Guarantor represents and warrants to Secured Party that (i) it will keep the Account free and clear of liens and will not terminate the Account without the prior written consent of Secured Party, and (ii) it has the unqualified right and power to grant a security interest in the Account without the consent of any other party. Guarantor and Debtor represent and warrant that the Account constitutes the only material asset of Guarantor.
     2. Term. This Guaranty is a continuing guaranty in respect to the Liabilities, and shall apply to such Liabilities until paid or performed in full regardless of whether such Liabilities shall have been paid or performed in full at the time of such revocation. Revocation shall occur on Secured Party’s receipt of written notice of revocation of this Guaranty from Guarantor and such revocation shall not be sent by Guarantor until the earlier of (a) payment in full by Debtor of the Liabilities, or (b) the sale of the stock or assets of Guarantor (“CN Sale”)provided, however, in the event of a CN Sale, if (i) Debtor is not currently in compliance with any of its obligations under the Security Agreement at the time of the CN Sale, or (ii) the amount of cash remaining in Debtor’s account after receipt of the CN Sale proceeds is less than an amount equal to 12X (the mean average of the monthly cash burn for the 3 months immediately preceding the sale date), then Debtor will pay down the principal due under the Loan in a percentage equal to the percentage of total Debtor revenues that CN represented for the year to date up through the month prior to the date of the CN Sale. Secured Party agrees that such prepayment in the event of a CN Sale shall not subject Debtor to any Prepayment Fees under the Security Agreement. Upon payment in full of the Liabilities or receipt of such revocation notice, Guarantor shall have no further obligations under this Guaranty and Secured Party shall promptly terminate the Account Control Agreement.
     3. Changes in Liabilities, Security and Guaranties. Guarantor authorizes Secured Party, if consistent with Secured Party’s agreement with Debtor: (a) to renew, accelerate or extend the time of payment, change the rate of interest, or otherwise alter the terms of the Liabilities; (b) to receive, modify or substitute any security or guaranties for any of the Liabilities; (c) to add or release additional co-obligors for any Liabilities; (d) to subordinate, compromise, impair, release or fail to perfect any of Secured Party’s rights with respect to such security; (e) to compromise or release any Liability of Debtor or any guarantor; (f) to subordinate any Liabilities to any other claim of Secured Party or others against Debtor; and (g) to assign Secured Party’s rights under this Guaranty in whole or in part. If consistent with Secured Party’s agreement with Debtor, Secured Party may take any of these actions without giving notice to or obtaining the consent of Guarantor, and Guarantor’s liability to Secured Party under this Guaranty shall remain in full force and effect.
     4. Responsibility for Information About Debtor and Liabilities. Guarantor assumes full responsibility for keeping informed of Debtor’s financial condition, of the status of the Account and all other circumstances bearing upon the risk of nonpayment or nonperformance of the Liabilities including complying with the terms and conditions of the Account Control Agreement. Secured Party shall have no duty to report to Guarantor information known to Secured Party regarding the foregoing subjects. Guarantor waives the right to require Secured Party to make any presentment, demand or protest with respect to Debtor’s default on any Liabilities. Guarantor waives the right to notices by Secured Party, including notice of acceptance of this Guaranty, notice of transactions creating or modifying any Liabilities, notice of default, notice of dishonor and notice of protest.
     5. Reinstatement. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of proceeds from the Account with respect to the Liabilities is rescinded or must otherwise be restored by Secured Party, upon the insolvency, bankruptcy or reorganization of Debtor, as though such payment of proceeds from the Account had not been made.
     6. Election of Remedies. Guarantor’s obligations under this Guaranty are independent of those of Debtor. Guarantor waives the right to require Secured Party (a) to proceed against Debtor or any other person or entity, (b) to proceed against or exhaust any security held from Debtor, or (c) to pursue any other remedy. Secured Party may elect to foreclose on the Account, and to proceed in separate or joint actions against Debtor, any security, or other guarantors. No election of remedies by Secured Party shall release or limit Guarantor’s liability to Secured Party, even if the effect of the election is to deprive Guarantor of its subrogation to Secured Party’s rights, or its right to reimbursement from Debtor for sums paid by Guarantor.
     7. Enforcement. Guarantor waives any defense based on statutes of limitations or delay in enforcement of Secured Party’s rights, to extent permitted by law. Guarantor waives any defense based on discharge or limitation of Debtor’s liability. Guarantor agrees to pay expenses, including attorneys’ fees, reasonably incurred by Secured Party in efforts to collect or enforce its rights to the Account with respect to any Liabilities or this Guaranty.
     8. Subordination. Except with respect to indebtedness incurred in the ordinary course of business, Guarantor subordinates the present and future liabilities of Debtor to Guarantor in favor of the Liabilities of Debtor to Secured Party. Guarantor’s rights of subrogation to Secured Party’s rights and remedies against Debtor, the Account or other guarantors, and Guarantor’s rights to reimbursement from Debtor for sums paid by Guarantor to Secured Party under this Guaranty, may not be exercised until the Liabilities have been paid and performed in full.
     9. Miscellaneous. The invalidity or unenforceability of any provisions of this Guaranty shall not affect the remaining provisions. This Guaranty shall he governed by California law, without regard to rules concerning choice of law, and may be amended only by an instrument executed by Guarantor and Secured Party. The provisions of this Guaranty shall bind and benefit the heirs, legal representative, successors and assigns of Guarantor, Debtor and Secured Party. GUARANTOR, TO THE EXTENT IT MAY LAWFULLY DO SO, HEREBY WAIVES ITS RIGHT TO TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS GUARANTY OR ANY AGREEMENT EXECUTED IN CONNECTION HEREWITH.

IN WITNESS WHEREOF, the undersigned Guarantor has executed this Guaranty on the date set forth below, and by such signature acknowledges and agrees that Guarantor has read and is in agreement with the terms hereof.

Dated:	September 12, 2007

GUARANTOR:

REAL ESTATE ON THE WEB DBA CONNECTING NEIGHBORS, LLC

By:	/s/ Payam Zamani	,	its Manager

BY:	/s/ Payam Zamani

Payam Zamani
Title: CEO

DEBTOR:

REPLY! INC.

By:	/s/ Payam Zamani

Title: CEO

Acknowledged and Agreed:

ATEL VENTURES, INC.

By:	/s/ Paritosh K. Choksi

Paritosh K. Choksi
Title: Executive Vice President